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                                                                  EXHIBIT 23.2

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-3 filed pursuant to Rule 462(b) of our report dated February 8, 2000, relating to the financial statements of Mardi Gras Casino Corp. and our report dated February 8, 2000, relating to the financial statements of Mississippi - I Gaming, L.P., which appear in the Penn National Gaming, Inc.'s Current Report on Form 8-K/A filed on October 20, 2000, and to all reference to our firm included in the Registration Statement on Form S-3 (SEC File No. 333-63780).

                                                        /s/ Arthur Andersen LLP

New Orleans, Louisiana
February 21, 2002